UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 1, 2024
TRI-STATE GENERATION AND
TRANSMISSION ASSOCIATION, INC.
(Exact name of Registrant as specified in its charter)

Colorado		333-212006	84-0464189
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

1100 W. 116th Avenue
Westminster	,	Colorado	80234
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (303) 452-6111
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 7.01    Regulation FD Disclosure.

In September 2021, Tri-State Generation and Transmission Association, Inc. (“Tri-State”) filed with the Federal Energy Regulatory Commission (“FERC”) a modified contract termination payment methodology tariff as Rate Schedule No. 281 that provides a process should a utility member of Tri-State elect to withdraw from membership in Tri-State and terminate its wholesale electric service contract with Tri-State. The tariff process includes requirements for a two-year notice and the payment of a contract termination payment to Tri-State.

On April 29, 2022, both United Power, Inc. (“United Power”) and Northwest Rural Public Power District (“NRPPD”), located in the Eastern Interconnection, provided Tri-State a non-conditional two-year notice of intent to withdraw from membership in Tri-State, with a May 1, 2024 withdrawal effective date.

On April 11, 2024, Tri-State and United Power executed a Membership Withdrawal Agreement (“UP Withdrawal Agreement”) that was filed with FERC on April 12, 2024 in FERC Docket No. ER24-1145-000. The UP Withdrawal Agreement describes the practical action items and related rights and obligations of the parties involved with effectuating the withdrawal of United Power from Tri-State’s membership.

In accordance with Rate Schedule No. 281 on-file with FERC and the UP Withdrawal Agreement, United Power’s contract termination payment amount was $709,482,595. United Power paid Tri-State an exit fee in cash of $627,194,617, after a regulatory liabilities credit of $87,989 and United Power relinquishing its right to any patronage capital in Tri-State resulting in a discounted patronage capital credit of $82,199,988. Such amounts remain subject to true up in accordance with Rate Schedule No. 281 and the UP Withdrawal Agreement. United Power withdrew from membership in Tri-State and terminated its Wholesale Electric Service Contract, dated July 1, 2007, with Tri-State, effective as of May 1, 2024.

NRPPD did not comply with Rate Schedule No. 281 on-file with FERC and made no contract termination payment to Tri-State. NRPPD’s Wholesale Electric Service Contract, dated July 1, 2007, with Tri-State, remains in effect and NRPPD remains a Class A member of Tri-State.

On May 1, 2024, we issued a press statement related to United Power’s withdrawal from us. A copy of the press statement is attached to this report as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. In addition, the information contained in this Item 7.01 and Exhibit 99.1 shall not be incorporated by reference into any of our filings with the Securities and Exchange Commission or any other document except as shall be expressly set forth by specific reference in such filing or document.

Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “project,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified in this Current Report on or the exhibit hereto, and on the current expectations of management and are not predictions of actual events.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits
99.1 - Press Statement issued on May 1, 2024

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

Date: May 1, 2024	By:	/s/ Todd E. Telesz
Todd E. Telesz
Senior Vice President/Chief Financial Officer